November 20, 1996
K. Michael Forrest
1065 E. Hillsdale Blvd. #418
Foster City, CA  94404

                     Re:      Your Employment With Cellegy Pharmaceuticals, Inc.


Dear Mike,

         This letter will set forth the binding agreement of employment ("the Agreement"), effective as of December 1, 1996 ("the Effective Date"), between you and Cellegy Pharmaceuticals, Inc., a California corporation ("Cellegy" or the "Company").


1.       EMPLOYMENT AND DUTIES


         (a) Employment. During the Employment Term (as defined in Section 3 below), the Company agrees to employ you, and subject to Section 3 below, you agree to serve, as President and Chief Executive Officer of Cellegy. You will have such duties and authority as are customary for, and commensurate with, such position, including general management and direction of the Company, and such other reasonable duties and authority as the Board of Directors of Cellegy (the "Board") prescribes from time to time. You will also be nominated for election as a director of Cellegy at the next Board meeting, scheduled for December 5, 1996.


         (b) Exclusive Service. Except for your current consulting assignment with Alphagene, Inc., which will be completed on January 31, 1997 or sooner, you agree to devote your full time and efforts to this employment and apply all your skill and experience to the performance of your duties and advancing the Company's interests in accordance with your experience and skills. In addition, during the Employment Term you will not act as a member of the Board of Directors for any other corporation or engage in any other consulting activity without the prior written approval of Company (which approval shall not be withheld unreasonably) unless so directed by the Company, and you will otherwise do nothing inconsistent with the performance of your duties hereunder.

2.       COMPENSATION

         (a) Salary. For your services under this Agreement, Cellegy will pay as salary to you the amount of $22,083.33 per month (an annualized salary of $265,000.00) during each of the calendar years of the Employment Term, as defined in Section 3 below, pro rated for any year in

K. Michael Forrest
November 20, 1996
Page 2


which this Agreement is in effect for only a portion of the calendar year. Your salary will be paid in conformity with Cellegy's normal payroll period. The Board (or the compensation committee thereof) shall, in its discretion, review your salary and other compensation at least annually. From the Effective Date through the end of your current consulting assignment, your Cellegy salary will be adjusted based on the number of business days spent pro-rata on non-Cellegy activities.

         (b) Signing Bonus. You will receive a signing bonus of $50,000 payable 60 days after the Effective Date. You will repay such bonus if your employment with Cellegy is terminated during a one-year period after the Effective Date for any reason (including without limitation your voluntary termination) other than termination Without Cause or termination due to death or disability.

         (c) Other Benefits. You will be entitled to participate in and receive benefits under Cellegy's standard company benefits plans as in effect from time to time which currently includes: medical, dental and health insurance, a SEP-IRA (or 401K) savings plan (subject to current contribution restrictions), a long-term disability plan currently available to Cellegy employees (maximum coverage $150,000 annually), life insurance (maximum coverage of one times salary up to $250,000), two weeks per year of vacation time (subject to applicable company "carry over" policies). You will also be entitled to participate in the Company's employee stock option and equity incentive plans which are generally available to executive employees.

         (d) Expenses. During the term of your employment under this Agreement, you will be entitled to receive prompt reimbursement from Cellegy for all reasonable business-related expenses incurred by you, in accordance with Cellegy's policies and procedures as in effect from time to time, provided that such expenses are properly documented and accounted for in accordance with the requirements of the Internal Revenue Service.

         (e) Deductions and Withholding. All amounts payable or which become payable under any provisions of this Agreement will be subject to any deductions authorized in writing by you and any deductions and withholdings required by law.

3.       TERM OF EMPLOYMENT

         (a) Term. This Agreement will continue in full force and effect from and including the Effective Date through and including four years from the Effective Date unless sooner terminated pursuant to the provisions of this Agreement. Thereafter, the term of this Agreement shall automatically be renewed for a maximum of two additional successive one-year terms on each anniversary of the Effective Date (so that the maximum term is six years from the Effective
Date), unless either party gives notice of the non-renewal of such annual term at least 30 days before commencement of the next annual term. The term of this Agreement, unless terminated or extended as hereinafter provided will be referred to as the "Employment Term."

K. Michael Forrest
November 20, 1996
Page 3


         (b) Extension of Term. The term of this Agreement may be extended by a written amendment to this Agreement signed by both parties.

         (c) Termination Without Cause. Your employment with Cellegy under this Agreement may be terminated by Cellegy at any time during the Employment Term by a majority vote of the Board, for any reason or for no reason, such termination to be effective upon delivery of written notice by Cellegy of termination Without Cause. For purposes of this Agreement, a termination Without Cause shall not include termination of your employment for "Cause" or termination by reason of your death or disability or your voluntary termination of your employment. Termination other than for Cause shall be deemed to include termination by reason of the non-renewal of the term of this Agreement.

         (d) Termination for Cause. Your employment may be terminated for Cause by a majority vote of the Board, immediately upon delivery of termination notice thereof to you. For the purposes of this Agreement, "Cause" for your termination will exist at any time after the happening of one or more of the following events, as determined by the Company in its reasonable judgment: (i) your willful and deliberate failure or a refusal (not resulting from your incapacity due to physical or mental illness) to comply in any material respect with the legal, ethical and reasonable policies, standards or regulations of the Company of which you have or reasonably should have had prior knowledge, and provided that written notice, in reasonable detail as to the alleged failure or refusal, has been given to you by the Board and, if the failure is capable of cure, you have had a reasonable opportunity to cure such failure; (ii) your willful and deliberate failure or a refusal (not resulting from your incapacity due to physical or mental illness) in any material respect, faithfully or diligently, to perform your legal, ethical and reasonable duties, determined by the Company in accordance with this Agreement or the customary duties of your employment of which you have or reasonably should have had prior knowledge, and provided that written notice, in reasonable detail as to the alleged failure or refusal, has been given to you by the Board and, if the failure is capable of cure, you have had a reasonable opportunity to cure such failure; (iii) your deliberate concealment from the Board of any action by the Company in violation of any legal, ethical and reasonable policy standard or regulation set by the Board;
(iv) your deliberate failure to obtain Board approval for any Company act requiring Board approval; (v) any unprofessional, unethical or fraudulent conduct that is demonstrably injurious and materially discredits the Company or is materially detrimental to the reputation, character or standing of the Company; (vi) dishonest conduct or a deliberate attempt to do injury to the Company; (vii) your material breach of this Agreement; or (viii) your conviction of a felony or other crime involving embezzlement, fraud or any offense involving the money or property of the Company; provided, however, that with respect to clauses (i) and (ii) above, if your failure or refusal was the result of a reasonable good faith objection by you, which you set forth to the Board of Directors of the Company, that such compliance or performance would not be in the best interests of the Company and its shareholders or would violate an applicable law or regulation or ethical duty, then any such termination by the Board as a result of such failure or refusal shall be deemed to be a termination other than for Cause.

K. Michael Forrest
November 20, 1996
Page 4


         (e) Termination Due to Death or Disability. Your employment under this Agreement will terminate immediately upon your death. In the event that for any reason of injury, illness or to the physical or mental impairment you are (i) completely unable to perform your services under this Agreement for more than two consecutive months, or (ii) unable in the good faith judgment of the majority of the Board to perform your services under this Agreement for fifty percent or more of the normal working day during each day of three consecutive months, then Cellegy may terminate your employment under this Agreement by delivery to you of written notice of such termination.

4.       PAYMENTS AND BENEFITS AFTER TERMINATION OF EMPLOYMENT.

         (a) Upon termination of this Agreement under Section 3(d) of this Agreement ("Termination for Cause"), Section 3(e) ("Termination Due to Death or Disability") or your voluntary termination of employment, all salary, benefits and stock option vesting under this Agreement will cease immediately. Upon termination pursuant to Section 3(c) of this Agreement ("Termination Without Cause") after the Effective Date, including without limitation termination of employment other than for Cause upon or after the occurrence of a merger or acquisition of the business of Cellegy by another person or entity (whether such transaction is structured as a merger, third party purchase of equity from Cellegy or from its shareholders, or a sale by Cellegy of all or substantially all of its assets or otherwise in which Cellegy is not the continuing or surviving corporation), you will be paid severance pay by Cellegy in the form of a continuation of your salary for a period of twelve (12) months from and after the date of such termination even if you have secured other employment (pro rated for the first and last month of such twelve-month period if your employment is terminated other than at the end of a calendar month and less any applicable amounts required to be withheld). At your option, six months of this severance pay may be taken in one lump sum upon termination with the remainder being paid monthly in equal increments over the severance period. In addition, during the period that you are receiving severance payments and as long as you have not secured full-time employment with another employer (such period referred to as the "Eligibility Period"), to the extent permitted by applicable Company plans and policies and unless prohibited by law, your medical and dental, disability, and life insurance benefits will be continued. If any such benefit cannot be continued, the Company will pay you the equivalent amount of premiums for such benefit, and shall also pay you an additional sum to cover any federal or state income or employment tax due on such amounts. Your SEP-IRA (or
401K) and vacation accrual will cease on the termination date. During the period of payment of severance pay you will cooperate with Cellegy in providing for the orderly transition of your duties and responsibilities to other individuals, as reasonably requested by Cellegy.

         (b) Moreover, during the period you are receiving severance payments even if you have secured other employment, the period during which you may exercise the Option will (to the extent the Option is otherwise exercisable as provided herein) be extended until thae termination of the severance period. Except as provided herein, vesting of Option Shares shall cease as of the date of employment termination. For the 150,000 Option Shares described under

K. Michael Forrest
November 20, 1996
Page 5

Section 5(iv) below, in the event of a termination other than for Cause, a number of additional Option Shares shall become exercisable in an amount equal to 1/48 of such 150,000 Option Shares per month (based on the grant date) for each month from the last annual option vesting date (or, if such termination is within one year of the grant date of the Option, then from the grant date of the Option) until (and including) the full month in which employment termination occurs. In addition, if the termination other than for Cause occurs within the first six months after the grant date of the Option, then a number of the 25,000 additional Option Shares referred to in Section 5(i) shall become exercisable in an amount equal to 1/6 of such 25,000 Option Shares per month for each month from the grant date until (and including) the full month in which the employment termination occurs.

5. OPTIONS. As soon as possible after you become a full-time employee, Cellegy will recommend to the Board (or the Compensation Committee thereof) that the Board grant to you a stock option (the "Option"), under its 1995 Equity
Incentive Plan (the "Plan"), exercisable for a total of 245,000 shares of Cellegy Common Stock. The option will, to the extent permitted by applicable Internal Revenue Service ("IRS") regulations, be an incentive stock option. The Option will have an exercise price equal to 100% of the closing price of the Common Stock on the date the option is granted, as reported in the Wall Street Journal (or similar publication). The Option will be exercisable (will "vest") as follows:

         (i) Of the shares subject to the Option ("Option Shares"), 50,000 of the Option Shares will be subject to vesting (according to the provisions of the Plan and your Option relating to termination of employment), as follows:

         Shares                     Vesting
         25,000                     On Grant Date
         25,000                     6 months after Grant Date

         (ii) Under applicable IRS rules and provisions of the Plan, where the value of Option Shares that first become exercisable in a calendar year exceeds $100,000, the incremental shares will not be considered Incentive Stock Options ("ISOs") but will be considered Non-Qualified Stock Options ("NSOs").

         (iii) 45,000 of the Option Shares will vest if the Cellegy Common Stock closing price is at or above $12.50 (taking into account any split of the Common Stock) for ten consecutive trading days during the five year period beginning on the Grant Date of the Option Shares. Notwithstanding the above, all 45,000 Option Shares (subject to the provisions of the Plan and your Option relating to termination of employment) will vest five (5) years from the grant date.

         (iv)   150,000  of  the  Option   Shares  will  vest  in  equal  annual
installments over a period of four years from the grant date.

6.       OBLIGATIONS NOT TO COMPETE: NO SOLICITATION.

K. Michael Forrest
November 20, 1996
Page 6


         (a) Noncompetition. You hereby agree that while you are employed by Company, you shall not engage in or provide services to any business that is directly or indirectly competitive with or detrimental to any present or contemplated business of the Company known to you. Each of the following activities shall, without limitation, be deemed to constitute engaging in business within the meaning of this Section: to engage in, work with, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one's name or any part thereof to be used in connection with, an enterprise or endeavor, either individually, in partnership, or in conjunction with any person or persons, firms, associations, companies, or corporations, whether as a principal, agent, shareholder, employee, officer, director, partner, consultant or in any other manner whatsoever; provided, however, that you shall retain the right to invest in or have an interest in entities traded on any public market or offered by any national brokerage house, provided that said interest does not exceed five percent (5%) of the voting control of said entity. In addition, you may make passive investments in privately held entities that are determined by the Board of Directors of Company not to be competitors of Company. You also agree that if you are terminated Without Cause, for a period of one year after your termination you shall not engage in, work with, provide service to, have an interest or concern in, advise, lend money to, guarantee the debts or obligations of, or permit one's name or any part thereof, to be used in conjunction with, three persons, firms, associations, companies, corporations, partnerships, or entities selected by the Company prior to or substantially contemporaneously with your termination and directly or indirectly competitive with the present or contemplated business of the Company.

         (b) Nonsolicitation. You agree that as long as you are an employee of the Company and for one year thereafter (the "Restricted Period"), (i) you shall not directly or indirectly, either for yourself or for any other person or entity, directly or indirectly, solicit, induce or attempt to induce any employee of the Company to terminate his or her employment with the Company; and
(ii) you will not in any manner attempt to induce or assist others to attempt to induce any customer or client of the Company to terminate his association with the Company, nor do anything directly or indirectly to interfere with the relationship between the Company and any such persons or concerns.

7. MISCELLANEOUS. This Agreement contains the entire understanding and sole and entire agreement between us with respect to the subject matter of the Agreement, supersedes any and all prior agreements, negotiations and discussions between us with respect to the subject matter covered hereby and may only be modified by an agreement in writing signed by Cellegy and you. If any provision of the Agreement is held to be invalid or otherwise unenforceable, in whole or in part, the remainder of such provision and the remainder of this Agreement will not be affected thereby and will be enforced to the fullest extent permitted by law. Neither this Agreement nor the rights or obligations under this Agreement will be assignable by you. Cellegy may assign the Agreement to any successor of Cellegy without your consent. This Agreement will be binding upon our respective successors and assigns and upon your heirs, executors and administrators. This Agreement will be governed by and constructed under the laws of the State of California without regard to conflict of laws. Any notice, request, demand or other

K. Michael Forrest
November 20, 1996
Page 7

communication required or permitted under this Agreement will be deemed to be properly given when personally served in writing, or two days after deposit in the United States mail, postage pre-paid, or one business day after deposit with a reputable national courier service for overnight delivery with confirmation of receipt, addressed to Cellegy at its principal executive office, or to you at the address shown at the beginning of this letter, or by facsimile upon confirmation of receipt. Each of us may change our respective address for notice purposes by written notice to the other in accordance with this Section.

8. ARBITRATION. Cellegy and you shall submit to mandatory binding arbitration in any controversy or claim arising out of, or relating to, this Agreement or any breach hereof or your employment relationship with the Company; provided, however, that both you and the Company retain the right to seek or obtain, and shall not be prohibited, limited or in any other way restricted from seeking or obtaining, equitable relief from a court having jurisdiction over the parties. Such arbitration shall be conducted in San Francisco in accordance with the California Code of Civil Procedure Section 1280, et. seq., as amended, including the rights of discovery under Code of Civil Procedure Section 1283.05, and judgment upon the determination or award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The parties shall each pay one-half of all fees and costs of the arbitration.

9. ATTORNEY FEES. In any action arising out of or relating to this Agreement, the non-prevailing party shall pay the reasonable attorney fees and costs of the prevailing party.

10. BOARD COMPOSITION. With respect to the Company's next annual meeting of shareholders (or, if you do not make a recommendation in connection with that meeting, then at the next annual meeting thereafter), you have the right to recommend up to two new Board members in addition to yourself, provided you and they together do not account for 50% of

K. Michael Forrest
November 20, 1996
Page 8



membership of the Board. Your selections are subject to the approval by the Board and the shareholders at the annual meeting.


Sincerely,

CELLEGY PHARMACEUTICALS, INC.



By: /s/ Dr. Carl R. Thornfeldt
----------------------------
Dr. Carl R. Thornfeldt
Chairman of the Board
Cellegy Pharmaceuticals, Inc.


ACCEPTED AND AGREED:

/s/ K. Michael Forrest
----------------------
K. Michael Forrest